Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Fourth Quarter 2023 Results

For Release January 29, 2024

•	Full year 2023 net income of $279.2 million set a new Company record, increasing 27% compared to 2022.

•	Full year 2023 diluted earnings per common share of $5.64 reached the highest level in Company history and increased 26% compared to 2022.

•	Fourth quarter 2023 net income of $77.5 million increased 36% compared to fourth quarter of 2022 and decreased 5% compared to the third quarter 2023.

•	Fourth quarter 2023 diluted earnings per common share of $1.58 increased 41% compared to the fourth quarter of 2022 and decreased 6% compared to the third quarter of 2023.

•	Total assets of $17.0 billion surpassed any level previously reported by the Company, increasing 34% compared to December 31, 2022 and increasing 3% compared to September 30, 2023.

•	As of December 31, 2023, the Company had a record-level of $6.0 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, representing 36% of total assets.

•	The Company’s most liquid assets are in unrestricted cash, short-term investments, including interest-bearing demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse repurchase agreements included in loans receivable. Taken together, with unused borrowing capacity, these totaled $10.6 billion, or 62%, of the $17.0 billion in total assets as of December 31, 2023.

•	Loans receivable of $10.1 billion, net of allowance for credit losses on loans, increased $217.1 million, or 2%, compared to September 30, 2023, and increased $2.7 billion, or 36%, compared to December 31, 2022.

•	Efficiency ratio was 33.1% in the fourth quarter of 2023 compared to 31.3% in the fourth quarter of 2022 and 28.0% in the third quarter of 2023.

•	Tangible book value per common share of $27.40 increased 25% compared to $21.88 in the fourth quarter of 2022 and increased 6% compared to $25.82 in the third quarter of 2023.

•	The previously announced agreements to sell several Illinois bank branches were granted regulatory approval in January 2024 and the transactions were completed on January 26, 2024.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2023 net income of $77.5 million, or diluted earnings per common share of $1.58. This compared to $57.2 million, or diluted earnings per common share of $1.12 in the fourth quarter of 2022, and compared to $81.5 million, or diluted earnings per common share of $1.68 in the third quarter of 2023.

“While 2023 was a turbulent environment for the financial industry, we continued to deliver unmatched financial solutions that improve the quality of life in the communities we serve. Through the hard work of our entire Merchants team, we achieved significant success, with 34% growth in assets, 26% growth in earnings per share, and 25% growth in tangible book value that reached a record level of $27.40 per share, just to name a few. We strive to be at the forefront of industry trends and are poised to be strategically positioned for the future,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “By continuously executing on our vision, mission and values throughout 2023, we achieved record results that surpassed our expectations. We are grateful to all our employees for fostering long-term relationships, providing innovative products, and delivering unparalleled service that adds value to our customers.”

Net income of $77.5 million for the fourth quarter 2023 increased by $20.3 million, or 36%, compared to the fourth quarter of 2022, primarily driven by a $28.9 million, or 30%, increase in net interest income. Results for the fourth quarter 2023 included a $7.6 million negative fair market value adjustment to servicing rights compared to a $0.2 million negative adjustment in the fourth quarter of 2022.

Net income of $77.5 million for the fourth quarter 2023 decreased by $4.0 million, or 5%, compared to the third quarter of 2023, primarily driven by a $9.6 million, or 22%, increase in noninterest expense and a $1.6 million, or 4%, decrease in noninterest income that were partially offset by a $6.9 million, or 6%, increase in net interest income. Noninterest income for the fourth quarter 2023 included a $7.6 million negative fair market value adjustment to servicing rights compared to a $11.6 million positive fair market value adjustment to servicing rights in the third quarter 2023.

Total Assets

Total assets of $17.0 billion at December 31, 2023 increased $457.3 million, or 3%, compared to September 30, 2023, and increased $4.3 billion, or 34%, compared to December 31, 2022. The increase compared to December 31, 2022 was primarily due to significant growth in the multi-family, healthcare, commercial lines of credit on collateralized mortgage servicing rights, and warehouse repurchase agreement portfolios.

Return on average assets was 1.86% for the fourth quarter of 2023 compared to 1.84% for the fourth quarter of 2022 and 2.03% for the third quarter of 2023.

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Asset Quality

The allowance for credit losses on loans of $71.8 million, as of December 31, 2023, increased $4.9 million, or 7%, compared to September 30, 2023 and increased $27.7 million, or 63%, compared to December 31, 2022. The increase compared to September 30, 2023 was primarily in the healthcare financing portfolio, due to a combination of specific reserves, loan growth, and changes in qualitative loss factors. The increase compared to December 31, 2022 was primarily due to loan growth in the period, as well as increases in qualitative factors to reflect changes in industry conditions, in addition to credit events that were recorded during the second quarter 2023. The Company experienced charge offs of $238,000 and recoveries of $1,000 during the fourth quarter 2023.

Non-performing loans were $82.0 million, or 0.80% of loans receivable before the allowance for credit losses on loans, as of December 31, 2023 compared to $60.2 million, or 0.60%, as of September 30, 2023, and $26.7 million, or 0.36%, as of December 31, 2022. The increase in non-performing loans compared to September 30, 2023 was primarily due to three customers.

Securities Available for Sale

Total securities available for sale of $1.1 billion as of December 31, 2023 increased $489.1 million, or 78%, compared to September 30, 2023, and increased $790.4 million, or 244%, compared to December 31, 2022.

The increases in securities available for sale compared to both periods were primarily associated with the acquisition of certain securities from a warehouse customer that provide protective put options and interest rate floor derivatives to prevent losses in value.

As of December 31, 2023, Accumulated Other Comprehensive Losses (“AOCL”) of $2.5 million, related to securities available for sale, decreased $2.3 million, or 48%, compared to September 30, 2023, and decreased $8.0 million, or 76%, compared to December 31, 2022. The $2.5 million of AOCL as of December 31, 2023 represented less than 1% of total equity and less than 1% of total investment securities.

Total Deposits

Total deposits of $14.1 billion at December 31, 2023 increased $1.1 billion compared to September 30, 2023, and increased $4.0 billion, or 40%, compared to December 31, 2022. The change compared to September 30, 2023 was primarily due to increases in brokered demand deposit accounts. The change compared to December 31, 2022 was primarily due to increases in brokered certificates of deposit accounts.

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Total brokered deposits of $6.0 billion at December 31, 2023 increased $1.6 billion, or 36%, from September 30, 2023 and increased $3.2 billion, or 116%, from December 31, 2022. Brokered deposits represented 42% of total deposits at December 31, 2023 compared to 34% of total deposits at September 30, 2023 and 27% of total deposits at December 31, 2022. As of December 31, 2023, brokered certificates of deposit had a weighted average remaining duration of 55 days.

The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and short duration characteristics of its deposit and loan portfolios. As of December 31, 2023, deposit balances in Flex CD products increased by $324.8 million, or 222%, compared to December 31, 2022. Additionally, the Company has offered an insured cash sweep program since 2018, which extends FDIC protection up to $100 million per depositor. The balance of deposits in this program was $1.6 billion as of December 31, 2023 compared to $1.8 billion at September 30, 2023 and $1.5 billion at December 31, 2022, and has contributed to the Company's low level of uninsured deposits, which were below 20% of total deposits.

Liquidity

Cash balances of $584.4 million as of December 31, 2023 increased by $177.2 million compared to September 30, 2023 and increased by $358.3 million compared to December 31, 2022. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $6.0 billion as of December 31, 2023 compared to $5.4 billion at September 30, 2023 and $3.1 billion at December 31, 2022.

This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

December 31, 2023 and 2022

Net Interest Income of $124.3 million increased $28.9 million, or 30%, compared to $95.4 million, reflecting higher yields and average balances on loans and loans held for sale, and higher average balances of securities held to maturity, which were partially offset by higher rates and average balances on deposits, as well as higher rates on borrowings that were primarily related to the credit linked notes issued by the Company during the first quarter of 2023.

•	Interest rate spread of 2.48% decreased 21 basis points compared to 2.69%.

•	Net interest margin of 3.05% decreased 8 basis points compared to 3.13%.

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Interest Income of $311.8 million increased 72% compared to $181.4 million, reflecting an increase in both yields and average balances of loans and loans held for sale, as well as higher yields in securities held to maturity and securities available for sale.

•	Average balances of $13.7 billion for loans and loans held for sale increased 33% compared to $10.3 billion.

•	Average yield on loans and loans held for sale of 7.98% increased 164 basis points compared to 6.34%.

Interest Expense of $187.4 million increased $101.4 million, or 118%, compared to $86.0 million. The increase was primarily due to higher rates on certificates of deposit, interest-bearing checking, and money market accounts, as well higher average balances of certificates of deposit and interest-bearing checking accounts.

•	Average balances of $13.7 billion for interest-bearing deposits increased 37% compared to $10.0 billion.

•	Average interest rates of 4.98% for interest-bearing deposits increased 176 basis points compared to 3.22%.

Noninterest Income of $34.5 million increased $11.5 million, or 50%, compared to $23.0 million, primarily due to an $8.1 million, or 72%, increase in gain on sale of loans and a $6.7 million, or 180%, increase in other income. These increases were partially offset by a $4.9 million, or 180%, decrease in loan servicing fees.

•	The increase in gain on sale of loans was associated with significant growth in production volume of multi-family loans that were sold in the secondary market.

•	The increase in other income reflected a $6.6 million benefit to record the value of a protective interest rate floor derivative that was provided with the acquisition of certain securities available for sale.

•	Loan servicing fees included a $7.6 million negative fair market value adjustment to servicing rights, with a $1.1 million negative adjustment in the Banking segment and a $6.5 million negative adjustment in the Multi-family Mortgage Banking segment. This compared to a $0.2 million negative fair market value adjustment to mortgage servicing rights in the prior period, of which $0.6 million negative adjustment in the Banking segment and $0.4 million positive adjustment in the Multi-family Mortgage Banking segment.

Noninterest Expense of $52.6 million increased $15.5 million, or 42%, compared to $37.1 million primarily due to increases in salaries and employee benefits associated with higher commissions on higher production volume, as well as increases in deposit insurance expense.

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•	The efficiency ratio of 33.1% increased 177 basis points compared to 31.3%.

Comparison of Operating Results for the Three Months Ended

December 31, 2023 and September 30, 2023

Net Interest Income of $124.3 million increased $6.9 million, or 6%, compared to $117.4 million, reflecting higher average balances and yields on loans and loans held for sale, which were partially offset by higher average balances and rates and on deposits.

•	Interest rate spread of 2.48% increased 4 basis points compared to 2.44%.

•	Net interest margin of 3.05% increased 6 basis points compared to 2.99%.

Interest Income of $311.8 million increased $15.1 million, or 5%, compared to $296.7 million, reflecting an increase in average balances and yields on loans and loans held for sale.

•	Average balances of $13.7 billion for loans and loans held for sale increased 2% compared to $13.4 billion.

•	Average yield on loans and loans held for sale of 7.98% increased 9 basis points compared to 7.89%.

Interest Expense of $187.4 million increased $8.2 million, or 5%, compared to $179.2 million. The increase was primarily due to higher average balances and rates on interest-bearing checking accounts, as well as higher rates on certificates of deposit. The increases were partially offset by lower average balances of certificates of deposits and lower rates on borrowings.

•	Average balances of $13.7 billion for interest-bearing deposits increased 4% compared to $13.2 billion.

•	Average interest rates of 4.98% for interest-bearing deposits increased 8 basis points compared to 4.90%.

Noninterest Income of $34.5 million decreased $1.6 million, or 4%, compared $36.1 million, primarily due to a $19.6 million, or 112%, decrease in loan servicing fees, partially offset by an increase of $8.6 million, or 80%, in gain on sale and a $6.7 million, or 182%, increase in other income.

•	Loan servicing fees included a $7.6 million negative fair market value adjustment to servicing rights, with a $1.1 million negative adjustment in the Banking segment and a $6.5 million negative adjustment in the Multi-family Mortgage Banking segment. This compared to a $11.6 million positive fair market value adjustment to servicing rights in the prior period, with a $1.2 million positive adjustment in the Banking segment and a $10.4 million positive adjustment in the Multi-family Mortgage Banking segment.

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•	The increase in gain on sale of loans was associated with significant growth in production volume of multi-family loans that were sold in the secondary market.

•	The increase in other income reflected a $6.6 million benefit to record the value of a protective interest rate floor derivative that was provided with the acquisition of certain securities available for sale.

Noninterest Expense of $52.6 million increased $9.6 million, or 22%, primarily due to increases in salaries and employee benefits associated with higher commissions on higher production volume, as well as increases in professional fees.

•	The efficiency ratio of 33.1% increased 514 basis points compared to 28.0%.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $17.0 billion in assets and $14.1 billion in deposits as of December 31, 2023, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$15,592	$10,633	$15,390	$19,002	$22,170
Interest-earning demand accounts	568,830	396,605	361,920	350,584	203,994
Cash and cash equivalents	584,422	407,238	377,310	369,586	226,164
Securities purchased under agreements to resell	3,349	3,385	3,412	3,438	3,464
Mortgage loans in process of securitization	110,599	476,047	298,907	197,074	154,194
Securities available for sale ($722,497 utilizing fair value option at December 31, 2023)	1,113,687	624,586	648,003	679,518	323,337
Securities held to maturity ($1,203,535, $1,010,745, $1,058,590, $1,106,582 and $1,118,966 at fair value, respectively)	1,204,217	1,012,801	1,062,017	1,104,835	1,119,078
Federal Home Loan Bank (FHLB) stock	48,578	48,219	39,130	39,130	39,130
Loans held for sale (includes $86,663, $90,875, $82,931, $85,516 and $82,192 at fair value, respectively)	3,144,756	3,477,036	3,058,013	2,855,250	2,910,576
Loans receivable, net of allowance for credit losses on loans of $71,752, $66,864, $62,986, $51,838 and $44,014, respectively	10,127,801	9,910,681	9,854,018	8,575,210	7,426,858
Premises and equipment, net	42,342	36,730	36,947	35,793	35,438
Servicing rights	158,457	162,141	147,288	143,867	146,248
Interest receivable	91,346	78,401	70,509	64,282	56,262
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	742	831	949	1,068	1,186
Other assets and receivables	306,375	241,295	262,524	156,070	157,447
Total assets	$16,952,516	$16,495,236	$15,874,872	$14,240,966	$12,615,227
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$520,070	$287,846	$349,387	$313,733	$326,875
Interest-bearing	13,541,390	12,719,492	12,710,477	11,031,498	9,744,470
Total deposits	14,061,460	13,007,338	13,059,864	11,345,231	10,071,345
Borrowings	964,127	1,654,075	1,016,836	1,233,762	930,392
Deferred and current tax liabilities, net	19,923	18,006	16,084	32,827	19,613
Other liabilities	205,922	183,102	221,788	123,462	134,138
Total liabilities	15,251,432	14,862,521	14,314,572	12,735,282	11,155,488
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 43,242,928 shares, 43,240,212 shares, 43,237,300 shares, 43,233,618 shares and 43,113,127 shares	140,365	139,609	138,853	138,105	137,781
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
Retained earnings	1,063,599	998,252	928,875	875,700	832,871
Accumulated other comprehensive loss	(2,488)	(4,754)	(7,036)	(7,729)	(10,521)
Total shareholders' equity	1,701,084	1,632,715	1,560,300	1,505,684	1,459,739
Total liabilities and shareholders' equity	$16,952,516	$16,495,236	$15,874,872	$14,240,966	$12,615,227

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q23	4Q23
	2023	2023	2022	vs. 3Q23	vs. 4Q22
Interest Income
Loans	$274,971	$266,561	$164,682	3%	67%
Mortgage loans in process of securitization	5,294	2,583	2,551	105%	108%
Investment securities:
Available for sale	7,609	6,182	704	23%	981%
Held to maturity	19,491	17,427	11,412	12%	71%
Federal Home Loan Bank stock	735	572	288	28%	155%
Other	3,659	3,351	1,802	9%	103%
Total interest income	311,759	296,676	181,439	5%	72%
Interest Expense
Deposits	172,061	162,906	81,062	6%	112%
Borrowed funds	15,373	16,334	4,967	-6%	210%
Total interest expense	187,434	179,240	86,029	5%	118%
Net Interest Income	124,325	117,436	95,410	6%	30%
Provision for credit losses	6,747	4,014	6,407	68%	5%
Net Interest Income After Provision for Credit Losses	117,578	113,422	89,003	4%	32%
Noninterest Income
Gain on sale of loans	19,342	10,758	11,267	80%	72%
Loan servicing fees, net	(2,162)	17,384	2,691	-112%	-180%
Mortgage warehouse fees	1,950	1,858	1,081	5%	80%
Syndication and asset management fees	4,879	2,368	4,207	106%	16%
Other income	10,445	3,700	3,736	182%	180%
Total noninterest income	34,454	36,068	22,982	-4%	50%
Noninterest Expense
Salaries and employee benefits	33,259	27,052	22,290	23%	49%
Loan expenses	660	1,038	1,082	-36%	-39%
Occupancy and equipment	2,336	2,196	2,377	6%	-2%
Professional fees	4,157	2,555	3,739	63%	11%
Deposit insurance expense	4,030	3,568	1,279	13%	215%
Technology expense	1,758	1,609	1,417	9%	24%
Other expense	6,379	4,912	4,925	30%	30%
Total noninterest expense	52,579	42,930	37,109	22%	42%
Income Before Income Taxes	99,453	106,560	74,876	-7%	33%
Provision for income taxes	21,980	25,056	17,720	-12%	24%
Net Income	$77,473	$81,504	$57,156	-5%	36%
Dividends on preferred stock	(8,667)	(8,668)	(8,797)	—	-1%
Net Income Allocated to Common Shareholders	$68,806	$72,836	$48,359	-6%	42%
Basic Earnings Per Share	$1.59	$1.68	$1.12	-5%	42%
Diluted Earnings Per Share	$1.58	$1.68	$1.12	-6%	41%
Weighted-Average Shares Outstanding
Basic	43,241,600	43,238,724	43,111,353
Diluted	43,430,973	43,351,208	43,274,758

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Twelve Months Ended
	December 31,	December 31,
	2023	2022	Change
Interest Income
Loans	$959,714	$451,973	112%
Mortgage loans in process of securitization	12,652	8,407	50%
Investment securities:
Available for sale	21,621	2,807	670%
Held to maturity	69,983	12,382	465%
Federal Home Loan Bank stock	2,205	1,220	81%
Other	11,623	4,044	187%
Total interest income	1,077,798	480,833	124%
Interest Expense
Deposits	577,210	149,645	286%
Borrowed funds	52,517	12,637	316%
Total interest expense	629,727	162,282	288%
Net Interest Income	448,071	318,551	41%
Provision for credit losses	40,231	17,295	133%
Net Interest Income After Provision for Credit Losses	407,840	301,256	35%
Noninterest Income
Gain on sale of loans	48,183	64,150	-25%
Loan servicing fees, net	26,198	30,198	-13%
Mortgage warehouse fees	7,701	5,394	43%
Syndication and asset management fees	12,355	9,493	30%
Other income	20,231	16,701	21%
Total noninterest income	114,668	125,936	-9%
Noninterest Expense
Salaries and employee benefits	108,181	89,085	21%
Loan expenses	3,409	4,703	-28%
Occupancy and equipment	9,220	8,169	13%
Professional fees	12,704	9,065	40%
Deposit insurance expense	13,582	3,463	292%
Technology expense	6,515	5,282	23%
Other expense	20,990	16,283	29%
Total noninterest expense	174,601	136,050	28%
Income Before Income Taxes	347,907	291,142	19%
Provision for income taxes	68,673	71,421	-4%
Net Income	$279,234	$219,721	27%
Dividends on preferred stock	(34,670)	(25,983)	33%
Net Income Allocated to Common Shareholders	$244,564	$193,738	26%
Basic Earnings Per Share	$5.66	$4.49	26%
Diluted Earnings Per Share	$5.64	$4.47	26%
Weighted-Average Shares Outstanding
Basic	43,224,042	43,164,477
Diluted	43,345,799	43,316,904

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q23		4Q23
	2023	2023	2022	vs. 3Q23		vs. 4Q22
Noninterest expense	$52,579	$42,930	$37,109	22%		42%

Net interest income (before provision for credit losses)	124,325	117,436	95,410	6%		30%
Noninterest income	34,454	36,068	22,982	-4%		50%
Total income	$158,779	$153,504	$118,392	3%		34%

Efficiency ratio	33.11%	27.97%	31.34%	514	bps	177	bps

Average assets	$16,671,484	$16,031,015	$12,457,893	4%		34%
Net income	77,473	81,504	57,156	-5%		36%
Return on average assets before annualizing	0.46%	0.51%	0.46%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.86%	2.03%	1.84%	(17	)bps	2	bps

Return on average tangible common shareholders' equity (1)	23.60%	26.69%	20.81%	(309	)bps	279	bps

Tangible book value per common share (1)	$27.40	$25.82	$21.88	6%		25%

Tangible common shareholders' equity/tangible assets (1)	7.00%	6.78%	7.49%	22	bps	(49	)bps

Consolidated ratios
Total capital/risk-weighted assets(2)	11.6%	11.5%	12.2%
Tier I capital/risk-weighted assets(2)	11.1%	10.9%	11.7%
Common Equity Tier I capital/risk-weighted assets(2)	7.8%	7.6%	7.7%
Tier I capital/average assets(2)	10.1%	10.1%	11.7%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; December 31, 2023 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	December 31,	September 30,	December 31,	4Q23		4Q23
	2023	2023	2022	vs. 3Q23		vs. 4Q22

Net income	$77,473	$81,504	$57,156	-5%		36%
Less: preferred stock dividends	(8,667)	(8,668)	(8,797)	—		-1%
Net income available to common shareholders	$68,806	$72,836	$48,359	-6%		42%

Average shareholders' equity	$1,682,270	$1,607,779	$1,445,995	5%		16%
Less: average goodwill & intangibles	(16,629)	(16,742)	(17,094)	-1%		-3%
Less: average preferred stock	(499,608)	(499,608)	(499,529)	—		—
Average tangible common shareholders' equity	$1,166,033	$1,091,429	$929,372	7%		25%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	23.60%	26.69%	20.81%	(309	)bps	279	bps

Total equity	$1,701,084	$1,632,715	$1,459,739	4%		17%
Less: goodwill and intangibles	(16,587)	(16,676)	(17,031)	-1%		-3%
Less: preferred stock	(499,608)	(499,608)	(499,608)	—		—
Tangible common shareholders' equity	$1,184,889	$1,116,431	$943,100	6%		26%

Assets	$16,952,516	$16,495,236	$12,615,227	3%		34%
Less: goodwill and intangibles	(16,587)	(16,676)	(17,031)	-1%		-3%
Tangible assets	$16,935,929	$16,478,560	$12,598,196	3%		34%

Ending common shares	43,242,928	43,240,212	43,113,127

Tangible book value per common share	$27.40	$25.82	$21.88	6%		25%
Tangible common shareholders' equity/tangible assets	7.00%	6.78%	7.49%	22	bps	(49	)bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Twelve Months Ended
	December 31,	December 31,
	2023	2022	Change
Noninterest expense	$174,601	$136,050	28%

Net interest income (before provision for credit losses)	448,071	318,551	41%
Noninterest income	114,668	125,936	-9%
Total income	$562,739	$444,487	27%

Efficiency ratio	31.03%	30.61%	42	bps

Average assets	$15,078,390	$11,044,889	37%
Net income	279,234	219,721	27%
Return on average assets before annualizing	1.85%	1.99%
Annualization factor	1.00	1.00
Return on average assets	1.85%	1.99%	(14	)bps

Return on average tangible common shareholders' equity (1)	22.92%	22.50%	42	bps

Tangible book value per common share (1)	$27.40	$21.88	25%

Tangible common shareholders' equity/tangible assets (1)	7.00%	7.49%	(49	)bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Twelve Months Ended
	December 31,	December 31,
	2023	2022	Change
Net income	$279,234	$219,721	27%
Less: preferred stock dividends	(34,670)	(25,983)	33%
Net income available to common shareholders	$244,564	$193,738	26%

Average shareholders' equity	$1,583,485	$1,276,443	24%
Less: average goodwill & intangibles	(16,801)	(17,293)	-3%
Less: average preferred stock	(499,608)	(398,182)	25%
Average tangible common shareholders' equity	$1,067,076	$860,968	24%

Annualization factor	1.00	1.00
Return on average tangible common shareholders' equity	22.92%	22.50%	42	bps

Total equity	$1,701,084	$1,459,739	17%
Less: goodwill and intangibles	(16,587)	(17,031)	-3%
Less: preferred stock	(499,608)	(499,608)	—
Tangible common shareholders' equity	$1,184,889	$943,100	26%

Assets	$16,952,516	$12,615,227	34%
Less: goodwill and intangibles	(16,587)	(17,031)	-3%
Tangible assets	$16,935,929	$12,598,196	34%

Ending common shares	43,242,928	43,113,127

Tangible book value per common share	$27.40	$21.88	25%
Tangible common shareholders' equity/tangible assets	7.00%	7.49%	(49	)bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-bearing deposits, and other	$268,083	$4,394	6.50%	$259,630	$3,923	5.99%	$225,274	$2,090	3.68%
Securities available for sale	716,315	7,609	4.21%	656,561	6,182	3.74%	323,510	704	0.86%
Securities held to maturity	1,141,664	19,491	6.77%	1,040,070	17,427	6.65%	1,002,446	11,412	4.52%
Mortgage loans in process of securitization	380,645	5,294	5.52%	208,767	2,583	4.91%	234,248	2,551	4.32%
Loans and loans held for sale	13,674,793	274,971	7.98%	13,399,854	266,561	7.89%	10,299,795	164,682	6.34%
Total interest-earning assets	16,181,500	311,759	7.64%	15,564,882	296,676	7.56%	12,085,273	181,439	5.96%
Allowance for credit losses on loans	(67,114)			(63,449)			(40,339)
Noninterest-earning assets	557,098			529,582			412,959

Total assets	$16,671,484			$16,031,015			$12,457,893

Liabilities & Shareholders' Equity:

Interest-bearing checking	5,607,744	68,899	4.87%	4,882,727	58,642	4.76%	4,520,785	37,929	3.33%
Savings deposits	242,788	346	0.57%	241,861	340	0.56%	252,787	304	0.48%
Money market	2,825,051	34,058	4.78%	2,798,325	33,235	4.71%	2,745,904	23,958	3.46%
Certificates of deposit	5,023,434	68,758	5.43%	5,255,573	70,689	5.34%	2,474,427	18,871	3.03%
Total interest-bearing deposits	13,699,017	172,061	4.98%	13,178,486	162,906	4.90%	9,993,903	81,062	3.22%

Borrowings	720,521	15,373	8.46%	711,948	16,334	9.10%	451,467	4,967	4.36%
Total interest-bearing liabilities	14,419,538	187,434	5.16%	13,890,434	179,240	5.12%	10,445,370	86,029	3.27%

Noninterest-bearing deposits	366,152			333,155			419,008
Noninterest-bearing liabilities	203,524			199,647			147,520

Total liabilities	14,989,214			14,423,236			11,011,898

Shareholders' equity	1,682,270			1,607,779			1,445,995

Total liabilities and shareholders' equity	$16,671,484			$16,031,015			$12,457,893

Net interest income		$124,325			$117,436			$95,410

Net interest spread			2.48%			2.44%			2.69%

Net interest-earning assets	$1,761,962			$1,674,448			$1,639,903

Net interest margin			3.05%			2.99%			3.13%

Average interest-earning assets to average interest-bearing liabilities			112.22%			112.05%			115.70%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
Segment
Multi-family Mortgage Banking	$8,580	$14,685	$10,228	$36,473	$54,642
Mortgage Warehousing	26,362	19,926	11,776	73,525	48,604
Banking	49,996	52,445	40,181	194,398	134,221
Other	(7,465)	(5,552)	(5,029)	(25,162)	(17,746)
Total	$77,473	$81,504	$57,156	$279,234	$219,721

	Total Assets
	December 31,	September 30,	December 31,
	2023	2023	2022
Segment
Multi-family Mortgage Banking	$411,097	$392,754	$351,274
Mortgage Warehousing	4,522,175	4,757,817	2,519,810
Banking	11,760,943	11,135,651	9,587,544
Other	258,301	209,014	156,599
Total	$16,952,516	$16,495,236	$12,615,227

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
Loan Type
Multi-family	19,082	$8,616	$10,241	$42,979	$56,819
Single-family	(183)	951	132	1,247	1,133
Small Business Association (SBA)	443	1,191	894	3,957	6,198
Total	$19,342	$10,758	$11,267	$48,183	$64,150

	Loans Receivable and Loans Held for Sale
	December 31,	September 30,	December 31,
	2023	2023	2022
Mortgage warehouse repurchase agreements	$752,468	$1,022,692	$464,785
Residential real estate (1)	1,324,305	1,358,908	1,178,401
Multi-family financing	4,006,160	3,709,320	3,135,535
Healthcare financing	2,356,689	2,218,559	1,604,341
Commercial and commercial real estate (2)(3)	1,643,081	1,560,031	978,661
Agricultural production and real estate	103,150	96,490	95,651
Consumer and margin loans	13,700	11,545	13,498
	10,199,553	9,977,545	7,470,872
Less: Allowance for credit losses on loans	71,752	66,864	44,014
Loans receivable	$10,127,801	$9,910,681	$7,426,858

Loans held for sale	3,144,756	3,477,036	2,910,576
Total loans, net of allowance	$13,272,557	$13,387,717	$10,337,434

(1)   Includes $1.2 billion, $1.2 billion and $1.1 billion of All-In-One © first-lien home equity lines of credit as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

(2)   Includes $1.1 billion, $1.0 billion and $497.0 million of revolving  lines of credit collateralized primarily by mortgage servicing rights as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

(3)   Includes only $8.4 million, $8.1 million and $12.8 million of non-owner occupied commerical real estate as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.